Exhibit 99.1

Galera Announces Board Approval of Complete Liquidation and Dissolution

Company reports second quarter 2024 financial results

MALVERN, Pa. – August 14, 2024 – Galera Therapeutics, Inc. (Nasdaq: GRTX), a clinical-stage biopharmaceutical company historically focused on developing a pipeline of novel, proprietary therapeutics that have the potential to transform radiotherapy in cancer, today announced that its Board of Directors has approved a Plan of Liquidation and Dissolution (Plan of Dissolution), which provides for the dissolution of the Company under Delaware law, and plans to seek stockholder approval of the Plan of Dissolution at a special meeting of stockholders to be held on or around October 17, 2024. If the Plan of Dissolution is approved by the Company’s stockholders, the Company intends to file a certificate of dissolution with the Delaware Secretary of State and distribute all remaining cash, including any proceeds from the potential sale of any pipeline assets, to stockholders, subject to first completing the wind down of the Company’s operations and paying or providing for the Company’s creditors and potential liabilities (the Dissolution). The Board may also, in its sole discretion, decide to delay the filing or not file the certificate of dissolution.

The Company also announced financial results for the second quarter ended June 30, 2024.

“Following extensive consideration of potential strategic alternatives for the Company for close to a year and in order to maximize stockholder value, the Board of Directors has unanimously voted to approve and recommend for the stockholders to approve the Plan of Dissolution,” said Mel Sorensen, M.D., Galera’s President and CEO. “On behalf of the management team, we extend our appreciation to all the patients, the clinical trial staff, our employees, the Board of Directors and our investors who have supported Galera throughout its journey.”

Corporate Update

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As previously reported, the Company had engaged Stifel, Nicolaus & Company, Inc., as its financial advisor, to assist in reviewing strategic alternatives with the goal of maximizing value for its stockholders. The Board has determined that there are no suitable options available to the Company at this time. However, the Company will continue to evaluate potential sale options for its pipeline assets while it continues to prepare for the planned Dissolution and, in the event that the Company is successful in a sale of any of its pipeline assets, the proceeds would be distributed to stockholders in accordance with the Plan of Dissolution. Moreover, in order to further reduce costs, the Company will reduce its workforce to three remaining employees, effective as of August 31, 2024, when the positions of Chief Financial Officer, held by Chris Degnan, and Chief Legal & Compliance Officer, held by Jennifer Evans Stacey, will be eliminated. Mel Sorensen will continue to serve as the Company’s President and Chief Executive Officer through the transition to Development Specialists, Inc., the firm engaged by the Company to help with the wind-up activities and administration of the Plan of Dissolution. The Company expects to enter into consulting agreements with Mr. Degnan and Ms. Stacey pursuant to which they will continue to provide services to the Company in furtherance of its wind-up activities.

Second Quarter 2024 Financial Results

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Research and development expenses were $1.4 million in the second quarter of 2024, compared to $7.6 million for the same period in 2023. The decrease was primarily attributable to a decrease in avasopasem and rucosopasem development costs and reduced personnel-related expenses due to the workforce reduction announced in August 2023. The Company ceased all clinical trial activity and suspended the clinical development of its product candidates as it explored potential strategic alternatives.

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General and administrative expenses were $2.8 million in the second quarter of 2024, compared to $9.2 million for the same period in 2023. The decrease was primarily attributable to the cessation of avasopasem commercial preparations and medical affairs activities and reduced personnel-related expenses due to the workforce reduction announced in August 2023.

•	Galera reported a net loss of $(4.1) million, or $(0.07) per share, for the second quarter of 2024, compared to a net loss of $(20.7) million, or $(0.48) per share, for the same period in 2023.

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As of June 30, 2024, Galera had cash and cash equivalents of $10.7 million. Galera expects that its existing cash and cash equivalents will enable Galera to fund its operating expenses, including costs related to the Dissolution, for at least the next twelve months.

About Galera Therapeutics

Galera Therapeutics, Inc. is a biopharmaceutical company that was historically focused on developing a pipeline of novel, proprietary therapeutic candidates that have the potential to transform radiotherapy in cancer. Galera’s selective dismutase mimetic product candidate avasopasem manganese (avasopasem) was being developed for radiation-induced and cisplatin-related toxicities. The FDA has granted Fast Track and Breakthrough Therapy designations to avasopasem for the reduction of severe oral mucositis induced by radiotherapy. The Company’s second product candidate, rucosopasem manganese (rucosopasem), was being developed to augment the anti-cancer efficacy of stereotactic body radiation therapy in patients with non-small cell lung cancer and locally advanced pancreatic cancer. Rucosopasem has been granted orphan drug designation and orphan medicinal product designation by the FDA and EMA, respectively, for the treatment of pancreatic cancer. Galera is headquartered in Malvern, PA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: Galera’s plans and expectations regarding its Plan of Dissolution and the timing thereof; Galera’s ability to sell or otherwise dispose of any of its remaining assets in Dissolution and the timing thereof; Galera’s ability to make liquidating distributions and the timing thereof; the timing of management transitions; the potential safety and efficacy of Galera’s product candidates and their regulatory and clinical development; Galera’s ability to fund its operating expenses for at least the next twelve months. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Galera’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: Galera’s limited operating history; anticipating continued losses for the foreseeable future; needing substantial funding and the ability to raise capital; Galera’s dependence on avasopasem manganese (GC4419); uncertainties inherent in the conduct of clinical trials; difficulties or delays enrolling patients in clinical trials; the FDA’s acceptance of data from clinical trials outside the United States; undesirable side effects from Galera’s product candidates; risks relating to the regulatory approval process; failure to capitalize on more profitable product candidates or indications; ability to receive or maintain Breakthrough Therapy, Orphan Drug or Fast Track Designations for product candidates; failure to obtain regulatory approval of product candidates in the United States or other jurisdictions; ongoing regulatory obligations and continued regulatory review; risks related to commercialization; risks related to competition; ability to retain key employees; risks related to intellectual property; inability to maintain collaborations or the failure of these collaborations; Galera’s reliance on third parties; the possibility of system failures or security breaches; liability related to the privacy of health information obtained from clinical trials and product liability lawsuits; environmental, health and safety laws and regulations; Galera’s ability to receive stockholder approval of Dissolution; Galera’s ability to sell or otherwise dispose of any of its remaining assets in Dissolution; Galera’s ability to make liquidating distributions and the timing thereof; the impact of general economic conditions on its business and operations; risks related to ownership of Galera’s common stock; and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in Galera’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (SEC) and Galera’s other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statements speak only as of the date of this press release and are based on information available to Galera as of the date of this release, and Galera assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Stockholder Approval

The Company intends to file a proxy statement with respect to a special meeting of the Company’s stockholders, at which meeting the Company’s stockholders will be asked to, among other items, consider and approve the Plan of Dissolution.

Additional Information About the Dissolution and Where to Find It

This communication is being made in respect of the proposed Plan of Dissolution. Galera expects to file with the SEC a definitive proxy statement and other relevant documents in connection with the Plan of Dissolution. The definitive proxy statement will be sent or given to the stockholders of Galera and will contain important information about the proposed Plan of Dissolution and related matters. INVESTORS AND STOCKHOLDERS OF GALERA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GALERA AND THE PLANNED DISSOLUTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Galera with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Galera and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Plan of Dissolution. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Galera’s stockholders in connection with the proposed Plan of Dissolution will be set forth in Galera’s definitive proxy statement for its stockholder meeting at which the proposed Plan of Dissolution will be submitted for approval by Galera’s stockholders. You may also find additional information about Galera’s directors and executive officers in Galera’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Galera Therapeutics, Inc.

Consolidated Statements of Operations

(unaudited, in thousands except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024		2023	2024		2023
Operating expenses:
Research and development		$1,430	$7,561		$2,918	$14,833
General and administrative		2,779	9,246		5,868	15,855

Loss from operations		(4,209)	(16,807)		(8,786)	(30,688)
Other income (expense), net		145	(3,905)		341	(7,734)

Net loss		$(4,064)	$(20,712)		$(8,445)	$(38,422)

Net loss per share of common stock, basic and diluted	S	(0.07)	$(0.48)	S	(0.16)	$(0.98)

Weighted average common shares outstanding, basic and diluted		54,392,170	42,916,962		54,392,170	39,077,876

Galera Therapeutics, Inc.

Selected Consolidated Balance Sheet Data

(unaudited, in thousands)

	June 30, 2024	December 31, 2023
Cash and cash equivalents	S10,749	$18,257
Total assets	16,383	26,141
Total current liabilities	2,126	4,957
Total liabilities	154,415	157,326
Total stockholders’ deficit	(138,032)	(131,185)

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Investor Contacts:

Christopher Degnan

Galera Therapeutics, Inc.

610-725-1500

cdegnan@galeratx.com

William Windham

Solebury Strategic Communications

646-378-2946

wwindham@soleburystrat.com

Media Contact:

Timothy Biba

Solebury Strategic Communications

646-378-2927

tbiba@soleburystrat.com